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                                                                    EXHIBIT 11.1


                           MOTORVAC TECHNOLOGIES, INC.

                   Calculation of Net Income (Loss) Per Share
                               For the Years Ended
                             Dec. 31, 1998 and 1997

                                                                                 Year Ended
                                                                       -------------------------------
                                                                       December 31,       December 31,
                                                                          1998               1997
                                                                       -----------        -----------
Net (Loss) Income                                                      $  (385,467)       $   311,808
                                                                       ===========        ===========
Basic Net (Loss) Income Per Share:

        Weighted Average Outstanding Common Shares                       4,503,285          4,514,918

        Basic Net (Loss) Income Per Share:                             $     (0.09)       $      0.07

Diluted Net (Loss) Income Per Share:

        Weighted Average Outstanding Common Shares                       4,503,285          4,514,918

               Incremental shares, assuming exercise of option
               grants outstanding at December 31, 1998 and
               December 31, 1997 (eliminated of dilutive to EPS)                --                 --

Weighted Average Outstanding Common and Common

        Equivalent Shares                                                4,503,285          4,514,918
                                                                       ===========        ===========
Diluted Net (Loss) Income Per Share                                    $     (0.09)       $      0.07
                                                                       ===========        ===========